News Release

Contacts:   Laurie G. Hylton 617.672.8527

                    Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three and Six Month Periods Ended April 30, 2017

Boston, MA, May 24, 2017 – Eaton Vance Corp. (NYSE: EV) today reported earnings per diluted share of $0.62 for the second quarter of fiscal 2017, an increase of 29 percent from $0.48 of earnings per diluted share in the second quarter of fiscal 2016 and an increase of 17 percent from $0.53 of earnings per diluted share in the first quarter of fiscal 2017. For all periods presented, adjusted earnings per diluted share equaled earnings per diluted share as determined under U.S. generally accepted accounting principles. See Attachment 2 for the definition of adjusted earnings per diluted share.

Net gains and other investment income related to seed capital investments contributed $0.02 to earnings per diluted share in both the second quarter of fiscal 2017 and the second quarter of fiscal 2016, and were negligible in the first quarter of fiscal 2017.

Consolidated net inflows of $12.9 billion in the second quarter of fiscal 2017 represent a 14 percent annualized internal growth rate in managed assets (consolidated net inflows divided by beginning of period consolidated assets under management). This compares to net inflows of $2.1 billion and 3 percent annualized internal growth in the second quarter of fiscal 2016 and net inflows of $7.8 billion and annualized internal growth of 9 percent in the first quarter of fiscal 2017.  On the basis of net contribution to management fee revenue, the Company’s annualized internal revenue growth rate was 7 percent in the second quarter of fiscal 2017, 1 percent in the second quarter of fiscal 2016 and 7 percent in the first quarter of fiscal 2017.

Consolidated assets under management were $387.0 billion on April 30, 2017, an increase of 21 percent from $318.7 billion of consolidated managed assets on April 30, 2016 and up 6 percent from $363.7 billion of consolidated managed assets on January 31, 2017. The year-over-year increase in consolidated assets under management reflects net inflows of $32.6 billion and market price appreciation of $25.8 billion over the twelve-month period, and $9.9 billion of new managed assets gained in the acquisition of the business assets of Calvert Investment Management, Inc. (Calvert) on December 30, 2016. The sequential quarterly increase in consolidated assets under management reflects net inflows of $12.9 billion and market price appreciation of $10.3 billion in the second quarter of fiscal 2017.

“In the second quarter of fiscal 2017, Eaton Vance achieved record revenue and net inflows, with all reporting categories contributing positively to net flows,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer. “Amid a challenging environment for investment managers, the Company continues to perform at a high level.”

Average consolidated assets under management were $376.5 billion in the second quarter of fiscal 2017, up 22 percent from $309.5 billion in the second quarter of fiscal 2016 and up 9 percent from $344.9 billion in the first quarter of fiscal 2017.

Excluding performance-based fees, annualized management fee rates on consolidated assets under management averaged 34.7 basis points in the second quarter of fiscal 2017, down 4 percent from 36.1 basis points in the second quarter of fiscal 2016 and down 1 percent from 35.1 basis points in the first quarter of fiscal 2017.  Changes in average management fee rates for the compared periods primarily reflect the ongoing shift in the Company’s mix of business toward lower-fee mandates.

Attachments 5 and 6 summarize the Company’s asset flows by investment mandate and investment vehicle. Attachments 7, 8 and 9 summarize the Company’s ending consolidated assets under management by investment mandate, investment vehicle and investment affiliate. Attachment 10 shows the Company’s average annualized effective management fee rates by investment mandate.

As shown in Attachments 5 and 6, consolidated sales and other inflows were $39.0 billion in the second quarter of fiscal 2017, up 40 percent from $27.8 billion in the second quarter of fiscal 2016 and down 13 percent from $44.9 billion in the first quarter of fiscal 2017.

Consolidated redemptions and other outflows were $26.0 billion in the second quarter of fiscal 2017, up 1 percent from $25.7 billion in the second quarter of fiscal 2016 and down 30 percent from $37.1 billion in the first quarter of fiscal 2017.

As of April 30, 2017, the Company’s 49 percent-owned affiliate Hexavest, Inc. (Hexavest) managed $14.5 billion of client assets, up 2 percent from $14.2 billion of managed assets on April 30, 2016 and substantially unchanged from the $14.5 billion of managed assets on January 31, 2017. Hexavest had net outflows of $0.6 billion in the second quarter of fiscal 2017 and $0.3 billion in the second quarter of fiscal 2016. Hexavest net flows were negligible in the first quarter of fiscal 2017. Attachment 11 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is adviser or sub-adviser, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights
	Three Months Ended
	(in thousands, except per share figures)
	April 30,	January 31,	April 30,
	2017	2017	2016
Revenue	$374,632	$354,959	$323,290
Expenses	256,712	249,523	227,522
Operating income	117,920	105,436	95,768
Operating margin	31.5%	29.7%	29.6%
Non-operating income (expense)	1,223	(6,853)	7,479
Income taxes	(44,654)	(36,748)	(36,169)
Equity in net income of affiliates, net of tax	3,144	2,506	2,377
Net income	77,633	64,341	69,455
Net income attributable to non-controlling
and other beneficial interests	(5,658)	(3,630)	(14,488)
Net income attributable to
Eaton Vance Corp. shareholders	$71,975	$60,711	$54,967
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$71,974	$60,638	$54,967
Earnings per diluted share	$0.62	$0.53	$0.48
Adjusted earnings per diluted share(1)	$0.62	$0.53	$0.48

Second Quarter Fiscal 2017 vs. Second Quarter Fiscal 2016

In the second quarter of fiscal 2017, revenue increased 16 percent to $374.6 million from $323.3 million in the second quarter of fiscal 2016. Management fees were up 16 percent, as a 22 percent increase in average consolidated assets under management more than offset lower average management fee rates. Performance fees were negligible in both periods.  Distribution and service fee revenues collectively were up 13 percent, reflecting higher managed assets in fund share classes that are subject to these fees.

Operating expenses increased 13 percent to $256.7 million in the second quarter of fiscal 2017 from $227.5 million in the second quarter of fiscal 2016, reflecting increases in compensation, distribution expense, service fee expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses. The increase in compensation expense reflects $3.9 million of higher sales-based incentive accruals driven by strong product sales, higher operating income-based bonus accruals, compensation expenses in connection with the Calvert acquisition and higher salaries and benefits associated with other increases in headcount. The increase in distribution expense primarily reflects an increase in intermediary marketing support payments, driven by the increase in average managed assets and the acquisition of the Calvert business, as well as increases in Class A commissions and Class C distribution fees. The increase in service fee expense relates to higher average assets under management in fund share classes subject to service fee payments. The increase in amortization of deferred sales commissions primarily reflects higher private fund commission amortization partially offset by lower Class B and Class C commission amortization. The increase in fund-related expenses reflects higher fund subsidies, primarily attributable to the addition of the Calvert funds, higher sub-advisory fees paid and an increase in fund expenses borne by the Company on funds for which it earns an all-in fee. The increase in other operating expenses reflects higher information technology, communications, facilities and other corporate expenses, largely associated with the Calvert acquisition.

Expenses in connection with the Company’s NextSharesTM exchange-traded managed funds (Next-Shares) initiative were $1.8 million in the second quarter of fiscal 2017 and $1.9 million in the second quarter of fiscal 2016.

Operating income was up 23 percent to $117.9 million in the second quarter of fiscal 2017 from $95.8 million in the second quarter of fiscal 2016.  Operating margin increased to 31.5 percent in the second quarter of fiscal 2017 from 29.6 percent in the second quarter of fiscal 2016.

Non-operating income totaled $1.2 million in the second quarter of fiscal 2017 versus $7.5 million in the second quarter of fiscal 2016. The year-over-year change primarily reflects an $11.0 million decline in income contribution from the Company’s consolidated Collateralized Loan Obligation (CLO) entity, which was deconsolidated at the end of fiscal 2016, and a $0.7 million increase in interest expense recognized in the second quarter of fiscal 2017 related to the issuance of $300 million in aggregate principal amount of 3.50 percent ten-year senior notes due April 6, 2027 (2027 Senior Notes), partially offset by a $5.5 million increase in net gains and other investment income from the Company’s investments in sponsored products. The increase in net gains and other investment income includes a $1.9 million gain recognized in the second quarter of fiscal 2017 upon the release from escrow of payments received in connection with the sale of the Company’s equity interest in Lloyd George Management (BVI) Ltd. (Lloyd George Management) in fiscal 2011.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 37.5 percent in the second quarter of fiscal 2017 and 35.0 percent in the second quarter of fiscal 2016.

Equity in net income of affiliates was $3.1 million in the second quarter of fiscal 2017 and $2.4 million in the second quarter of fiscal 2016.  Equity in net income of affiliates in the second quarter of fiscal 2017 included $3.0 million from the Company’s investment in Hexavest and $0.1 million from the Company’s investment in a private equity partnership. Equity in net income of affiliates in the second quarter of fiscal 2016 included $2.2 million from the Company’s investment in Hexavest and $0.2 million from the Company’s investment in a private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $5.7 million in the second quarter of fiscal 2017 and $14.5 million in the second quarter of fiscal 2016.

Second Quarter Fiscal 2017 vs. First Quarter Fiscal 2017

In the second quarter of fiscal 2017, revenue increased 6 percent to $374.6 million from $355.0 million in the first quarter of fiscal 2017.  Management fees were up 6 percent, as a 9 percent increase in average consolidated assets under management more than offset lower average management fee rates and the effect of three fewer days in the fiscal second quarter. Performance fees were negligible in the second quarter of fiscal 2017 and contributed $0.2 million in the first quarter of fiscal 2017. Distribution and service fee revenues collectively were up 4 percent on a sequential quarterly basis, as higher managed assets in fund share classes that are subject to these fees more than offset the effect of fewer days in the fiscal second quarter.

Operating expenses increased 3 percent to $256.7 million in the second quarter of fiscal 2017 from $249.5 million in the first quarter of fiscal 2017, reflecting increases in distribution expense, service fee expense, amortization of deferred sales commissions, fund-related expenses and other operating expenses. The increase in distribution expense primarily reflects higher intermediary marketing support payments, driven primarily by the increase in average managed assets, including as a result of the Calvert acquisition. The increase in service fee expense reflects higher average assets under management in fund share classes subject to service fee payments. The increase in amortization of deferred sales commissions reflects higher private fund commission amortization, partially offset by decreased Class B and Class C commission amortization. The increase in fund-related expenses primarily reflects increases in fund subsidies related to the addition of the Calvert funds and increases in sub-advisory fees paid, partially offset by a decrease in fund expenses borne by the Company on funds for which it earns an all-in fee. The increase in other operating expenses is primarily due to higher information technology, travel, professional services, facilities, communications and other corporate expenses, partly associated with the Calvert acquisition.

NextShares-related expenses were $1.8 million in the second quarter of fiscal 2017 and $2.0 million in the first quarter of fiscal 2017.

Operating income was up 12 percent to $117.9 million in the second quarter of fiscal 2017 from $105.4 million in the first quarter of fiscal 2017.  Operating margin increased to 31.5 percent in the second quarter from 29.7 percent in the first quarter.

Non-operating income totaled $1.2 million in the second quarter of fiscal 2017 versus $6.9 million of non-operating expense in the first quarter of fiscal 2017, reflecting an $8.8 million increase in net gains and other investment income from the Company’s investments in sponsored products, partially offset by a $0.7 million increase in interest expense recognized in the second quarter related to the issuance of the 2027 Senior Notes. The sequential increase in net gains and other investment income includes a $1.9 million gain recognized in the second quarter upon the release from escrow of payments received in connection with the sale of the Company’s equity interest in Lloyd George Management in fiscal 2011.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 37.5 percent in the second quarter of fiscal 2017 and 37.3 percent in the first quarter of fiscal 2017.

Equity in net income of affiliates was $3.1 million in the second quarter of fiscal 2017 and $2.5 million in the first quarter of fiscal 2017.  In the second quarter, $3.0 million of equity in net income of affiliates was from the Company’s investment in Hexavest and $0.1 million from the Company’s investment in a private equity partnership. In the first quarter, $2.4 million of equity in net income of affiliates was from the Company’s investment in Hexavest and $0.1 million from the Company’s investment in a private equity partnership.

As detailed in Attachment 3, net income attributable to non-controlling and other beneficial interests was $5.7 million in the second quarter of fiscal 2017 and $3.6 million in the first quarter of fiscal 2017.

Balance Sheet Information

Cash and cash equivalents totaled $663.5 million on April 30, 2017, with no outstanding borrowings against the Company’s $300 million credit facility. Cash and cash equivalents includes $297 million of net proceeds from the issuance of the 2027 Senior Notes in the second quarter of fiscal 2017. On May 5, 2017, the Company used the net proceeds from the 2027 Senior Notes to redeem all of the outstanding $250 million aggregate principal amount of its 6.50% Senior Notes that mature on October 2, 2017 and to pay accrued interest, fees and expenses associated with the redemption. Included within investments is $66.6 million of holdings of short-term debt securities with maturities between 90 days and one year. During the first six months of fiscal 2017, the Company used $79.0 million to repurchase and retire approximately 1.9 million shares of its Non-Voting Common Stock under its repurchase authorizations. Of the current 8.0 million share repurchase authorization, approximately 7.0 million shares remain available.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three and six months ended April 30, 2017. To participate in the conference call, please dial 866-521-4909 (domestic) or 647-427-2311 (international) and refer to “Eaton Vance Corp. Second Quarter Earnings.” A webcast of the conference call can also be accessed via Eaton Vance’s website, eatonvance.com.

A replay of the call will be available for one week by calling 800-585-8367 (domestic) or 416-621-4642 (international) or by accessing Eaton Vance’s website, eatonvance.com. To listen to the replay, enter the conference ID number 22442485 when instructed.

About Eaton Vance Corp.

Eaton Vance is a leading global asset manager whose history dates to 1924. With offices in North America, Europe, Asia and Australia, Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions. The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors. For more information about Eaton Vance, visit eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.” The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2017	Q2 2017
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2017	2017	2016	Q1 2017	Q2 2016	2017	2016	Change
Revenue:

Management fees	$321,629	$304,653	$276,883	6%	16%	$626,282	$559,925	12%
Distribution and underwriter fees	19,918	18,959	18,275	5	9	38,877	37,333	4
Service fees	30,067	28,911	25,794	4	17	58,978	53,053	11
Other revenue	3,018	2,436	2,338	24	29	5,454	4,535	20
Total revenue	374,632	354,959	323,290	6	16	729,591	654,846	11
Expenses:

Compensation and related costs	135,467	135,135	121,519	-	11	270,602	244,029	11
Distribution expense	32,007	31,117	28,239	3	13	63,124	56,722	11
Service fee expense	27,827	26,927	23,610	3	18	54,754	48,205	14
Amortization of deferred sales commissions	4,026	3,854	3,957	4	2	7,880	8,001	(2)
Fund-related expenses	11,848	10,875	8,031	9	48	22,723	17,194	32
Other expenses	45,537	41,615	42,166	9	8	87,152	84,302	3
Total expenses	256,712	249,523	227,522	3	13	506,235	458,453	10
Operating income	117,920	105,436	95,768	12	23	223,356	196,393	14
Non-operating income (expense):
Gains and other investment income, net	9,288	494	3,789	NM	145	9,782	6,629	48
Interest expense	(8,065)	(7,347)	(7,340)	10	10	(15,412)	(14,682)	5
Other income (expense) of consolidated
collateralized loan obligation (CLO) entity:
Gains and other investment income, net	-	-	13,908	-	NM	-	17,187	NM
Interest and other expense	-	-	(2,878)	-	NM	-	(4,714)	NM
Total non-operating income (expense)	1,223	(6,853)	7,479	NM	(84)	(5,630)	4,420	NM

Income before income taxes and equity
in net income of affiliates	119,143	98,583	103,247	21	15	217,726	200,813	8
Income taxes	(44,654)	(36,748)	(36,169)	22	23	(81,402)	(73,012)	11
Equity in net income of affiliates, net of tax	3,144	2,506	2,377	25	32	5,650	4,886	16
Net income	77,633	64,341	69,455	21	12	141,974	132,687	7
Net income attributable to non-controlling
and other beneficial interests	(5,658)	(3,630)	(14,488)	56	(61)	(9,288)	(19,334)	(52)
Net income attributable to
Eaton Vance Corp. shareholders	$71,975	$60,711	$54,967	19	31	$132,686	$113,353	17

Earnings per share:
Basic	$0.65	$0.55	$0.50	18	30	$1.20	$1.02	18
Diluted	$0.62	$0.53	$0.48	17	29	$1.15	$0.99	16

Weighted average shares outstanding:
Basic	110,875	110,267	110,459	1	-	110,375	110,852	-
Diluted	115,962	114,671	113,667	1	2	115,188	114,308	1

Dividends declared per share	$0.280	$0.280	$0.265	-	6	$0.560	$0.530	6

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance Corp.
shareholders and earnings per diluted share to adjusted earnings per diluted share
(in thousands, except per share figures)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2017	Q2 2017
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2017	2017	2016	Q1 2017	Q2 2016	2017	2016	Change

Net income attributable to Eaton
Vance Corp. shareholders	$71,975	$60,711	$54,967	19%	31%	$132,686	$113,353	17%

Non-controlling interest value adjustments	(1)	(73)	-	(99)	NM	(74)	133	NM

Adjusted net income attributable
to Eaton Vance Corp. shareholders(1)	$71,974	$60,638	$54,967	19	31	$132,612	$113,486	17

Earnings per diluted share	$0.62	$0.53	$0.48	17	29	$1.15	$0.99	16

Non-controlling interest value adjustments	-	-	-	-	-	-	-	-

Adjusted earnings per diluted share(1)	$0.62	$0.53	$0.48	17	29	$1.15	$0.99	16

(1)  Although the Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP), management believes that certain non-GAAP financial measures, specifically adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time. In calculating these non-GAAP financial measures, net income attributable to Eaton Vance Corp. shareholders and earnings per diluted share are adjusted to exclude items management deems non-operating or non-recurring in nature or otherwise outside the ordinary course of business. These adjustments may include the add back of adjustments made in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (non-controlling interest value adjustments), and, when applicable, other items such as closed-end fund structuring fees, special dividends, costs associated with retiring debt and tax settlements. Management and our Board of Directors, as well as our outside investors, consider these adjusted numbers a measure of the Company’s underlying operating performance. Management believes adjusted net income attributable to Eaton Vance Corp. shareholders and adjusted earnings per diluted share are important indicators of our operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and may provide a better baseline for analyzing trends in our underlying business.

						Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests
(in thousands)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2017	Q2 2017
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2017	2017	2016	Q1 2017	Q2 2016	2017	2016	Change

Consolidated sponsored funds	$1,727	$(15)	$493	NM %	250%	$1,712	$(16)	NM %

Majority-owned subsidiaries	3,932	3,718	3,206	6	23	7,650	6,516	17

Non-controlling interest value adjustments	(1)	(73)	-	(99)	NM	(74)	133	NM

Consolidated CLO entities	-	-	10,789	-	NM	-	12,701	NM

Net income attributable to non-controlling
and other beneficial interests	$5,658	$3,630	$14,488	56	(61)	$9,288	$19,334	(52)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	April 30,	October 31,
	2017	2016(1)
Assets

Cash and cash equivalents	$663,458	$424,174
Management fees and other receivables	191,284	186,172
Investments	750,121	589,773
Deferred sales commissions	32,474	27,076
Deferred income taxes	67,996	73,295
Equipment and leasehold improvements, net	46,341	44,427
Intangible assets, net	94,290	46,809
Goodwill	259,681	248,091
Loan to affiliate	5,000	5,000
Other assets	56,428	85,565
Total assets	$2,167,073	$1,730,382

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$100,087	$173,485
Accounts payable and accrued expenses	64,527	59,927
Dividend payable	38,079	36,525
Debt	868,272	571,773
Other liabilities	107,504	75,069
Total liabilities	1,178,469	916,779

Temporary Equity:
Redeemable non-controlling interests	200,114	109,028
Total temporary equity	200,114	109,028

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 442,932 and 442,932 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 114,981,808 and 113,545,008 shares, respectively	449	444
Additional paid-in capital	16,399	-
Notes receivable from stock option exercises	(10,185)	(12,074)
Accumulated other comprehensive loss	(60,064)	(57,583)
Retained earnings	841,127	773,000
Total Eaton Vance Corp. shareholders' equity	787,728	703,789
Non-redeemable non-controlling interests	762	786
Total permanent equity	788,490	704,575
Total liabilities, temporary equity and permanent equity	$2,167,073	$1,730,382

(1)  On November 1, 2016 the Company adopted Accounting Standard Update 2015-03, which requires certain debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the associated debt liability.  The October 31, 2016 Balance Sheet shown above reflects the reclassification of $2.2 million of debt issuance costs from Other assets to Debt.

				Attachment 5
Eaton Vance Corp.
Consolidated Assets Under Management and Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2017	2017	2016	2017	2016
Equity assets – beginning of period(2)(3)	$99,538	$89,981	$83,274	$89,981	$89,890
Sales and other inflows	4,998	5,212	3,904	10,210	7,725
Redemptions/outflows	(4,203)	(5,855)	(4,093)	(10,058)	(8,436)
Net flows	795	(643)	(189)	152	(711)
Assets acquired(4)	-	5,704	-	5,704	-
Exchanges	9	44	(5)	53	8
Market value change	4,324	4,452	5,460	8,776	(647)
Equity assets – end of period	$104,666	$99,538	$88,540	$104,666	$88,540
Fixed income assets – beginning of period(3)(5)	65,136	60,607	52,849	60,607	52,465
Sales and other inflows	5,633	5,692	5,677	11,325	10,624
Redemptions/outflows	(4,490)	(4,338)	(3,098)	(8,828)	(7,280)
Net flows	1,143	1,354	2,579	2,497	3,344
Assets acquired(4)	-	4,170	-	4,170	-
Exchanges	(38)	(107)	17	(145)	47
Market value change	640	(888)	911	(248)	500
Fixed income assets – end of period	$66,881	$65,136	$56,356	$66,881	$56,356
Floating-rate income assets – beginning of period(3)	34,051	32,107	32,592	32,107	35,534
Sales and other inflows	4,337	4,970	1,489	9,307	3,390
Redemptions/outflows	(1,543)	(3,306)	(2,718)	(4,849)	(6,145)
Net flows	2,794	1,664	(1,229)	4,458	(2,755)
Exchanges	34	120	(14)	154	(50)
Market value change	78	160	1,339	238	(41)
Floating-rate income assets – end of period	$36,957	$34,051	$32,688	$36,957	$32,688
Alternative assets – beginning of period(3)	10,775	10,687	9,798	10,687	10,289
Sales and other inflows	1,089	1,098	615	2,187	1,834
Redemptions/outflows	(745)	(940)	(813)	(1,685)	(2,068)
Net flows	344	158	(198)	502	(234)
Exchanges	(5)	(2)	(1)	(7)	2
Market value change	98	(68)	121	30	(337)
Alternative assets – end of period	$11,212	$10,775	$9,720	$11,212	$9,720
Portfolio implementation assets – beginning of period	80,129	71,426	58,920	71,426	59,487
Sales and other inflows	5,806	6,485	5,176	12,291	10,944
Redemptions/outflows	(3,384)	(3,086)	(2,379)	(6,470)	(4,306)
Net flows	2,422	3,399	2,797	5,821	6,638
Exchanges	-	-	(3)	-	(14)
Market value change	3,825	5,304	4,418	9,129	21
Portfolio implementation assets – end of period	$86,376	$80,129	$66,132	$86,376	$66,132
Exposure management assets – beginning of period	74,110	71,572	65,146	71,572	63,689
Sales and other inflows	17,103	21,456	10,938	38,559	23,867
Redemptions/outflows	(11,668)	(19,580)	(12,626)	(31,248)	(22,749)
Net flows	5,435	1,876	(1,688)	7,311	1,118
Market value change	1,376	662	1,777	2,038	428
Exposure management assets – end of period	$80,921	$74,110	$65,235	$80,921	$65,235
Total assets under management – beginning of period	363,739	336,380	302,579	336,380	311,354
Sales and other inflows	38,966	44,913	27,799	83,879	58,384
Redemptions/outflows	(26,033)	(37,105)	(25,727)	(63,138)	(50,984)
Net flows	12,933	7,808	2,072	20,741	7,400
Assets acquired(4)	-	9,874	-	9,874	-
Exchanges	-	55	(6)	55	(7)
Market value change	10,341	9,622	14,026	19,963	(76)
Total assets under management – end of period	$387,013	$363,739	$318,671	$387,013	$318,671

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.

(2) Includes balanced and multi-asset mandates.

(3)  In the second quarter of fiscal 2017, the Company reclassified among investment mandates certain managed assets and flows. The above presentation of prior period results has been revised for comparability purposes.  The reclassification does not affect total consolidated assets under management or total consolidated net flows for any period.

(4)  Managed assets gained in the acquisition of the business assets of Calvert Investments on December 30, 2016.  Equity category and total acquired assets under management exclude $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital that were previously included in the Company’s consolidated managed assets as institutional separate account managed assets.

(5) Includes cash management mandates.

				Attachment 6
Eaton Vance Corp.
Consolidated Assets Under Management and Net Flows by Investment Vehicle(1)
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2017	2017	2016	2017	2016
Fund assets – beginning of period(2)	$141,802	$125,722	$117,788	$125,722	$125,934
Sales and other inflows	9,959	10,969	6,977	20,928	15,235
Redemptions/outflows	(7,901)	(9,404)	(6,842)	(17,305)	(16,555)
Net flows	2,058	1,565	135	3,623	(1,320)
Assets acquired(3)	-	9,821	-	9,821	-
Exchanges(4)	69	2,115	(6)	2,184	(60)
Market value change	3,412	2,579	4,985	5,991	(1,652)
Fund assets – end of period	$147,341	$141,802	$122,902	$147,341	$122,902
Institutional separate account assets – beginning of period	139,309	136,451	120,197	136,451	119,987
Sales and other inflows	20,592	24,633	15,109	45,225	31,840
Redemptions/outflows	(14,426)	(23,449)	(14,735)	(37,875)	(26,847)
Net flows	6,166	1,184	374	7,350	4,993
Assets acquired(3)	-	40	-	40	-
Exchanges(4)	-	(2,055)	436	(2,055)	420
Market value change	3,569	3,689	5,613	7,258	1,220
Institutional separate account assets – end of period	$149,044	$139,309	$126,620	$149,044	$126,620
High-net-worth separate account assets – beginning of period	30,514	25,806	23,999	25,806	24,516
Sales and other inflows	2,161	4,563	1,417	6,724	3,681
Redemptions/outflows	(937)	(1,609)	(2,055)	(2,546)	(3,194)
Net flows	1,224	2,954	(638)	4,178	487
Exchanges	(49)	14	(409)	(35)	(339)
Market value change	1,536	1,740	1,613	3,276	(99)
High-net-worth separate account assets – end of period	$33,225	$30,514	$24,565	$33,225	$24,565
Retail managed account assets – beginning of period	52,114	48,401	40,595	48,401	40,917
Sales and other inflows	6,254	4,748	4,296	11,002	7,628
Redemptions/outflows	(2,769)	(2,643)	(2,095)	(5,412)	(4,388)
Net flows	3,485	2,105	2,201	5,590	3,240
Assets acquired(3)	-	13	-	13	-
Exchanges	(20)	(19)	(27)	(39)	(28)
Market value change	1,824	1,614	1,815	3,438	455
Retail managed account assets – end of period	$57,403	$52,114	$44,584	$57,403	$44,584
Total assets under management – beginning of period	363,739	336,380	302,579	336,380	311,354
Sales and other inflows	38,966	44,913	27,799	83,879	58,384
Redemptions/outflows	(26,033)	(37,105)	(25,727)	(63,138)	(50,984)
Net flows	12,933	7,808	2,072	20,741	7,400
Assets acquired(3)	-	9,874	-	9,874	-
Exchanges	-	55	(6)	55	(7)
Market value change	10,341	9,622	14,026	19,963	(76)
Total assets under management – end of period	$387,013	$363,739	$318,671	$387,013	$318,671

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.

(2) Includes assets in cash management funds.

(3)  Managed assets gained in the acquisition of the business assets of Calvert Investments on December 30, 2016.  Fund category and total acquired assets under management exclude $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital that were  previously included in the Company’s consolidated managed assets as institutional separate account managed assets.

(4)  Reflects the reclassification from institutional separate accounts to funds of $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital upon the Company’s acquisition of the business assets of Calvert Investments on December 30, 2016.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate(1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2017	2017	Change	2016	Change
Equity(2)(3)	$104,666	$99,538	5%	$88,540	18%
Fixed income(3)(4)	66,881	65,136	3%	56,356	19%
Floating-rate income(3)	36,957	34,051	9%	32,688	13%
Alternative(3)	11,212	10,775	4%	9,720	15%
Portfolio implementation	86,376	80,129	8%	66,132	31%
Exposure management	80,921	74,110	9%	65,235	24%
Total	$387,013	$363,739	6%	$318,671	21%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.

(2) Includes balanced and multi-asset mandates.

(3)  In the second quarter of fiscal 2017, the Company reclassified among investment mandates certain managed assets. The above presentation of prior period results has been revised for comparability purposes.  The reclassification does not affect total consolidated assets under management for any period.

(4) Includes cash management mandates.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Vehicle(1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2017	2017	Change	2016	Change
Open-end funds(2)(3)	$92,441	$89,127	4%	$72,486	28%
Private funds(4)	30,781	28,879	7%	26,908	14%
Closed-end funds(5)	24,119	23,796	1%	23,508	3%
Institutional separate account assets(3)	149,044	139,309	7%	126,620	18%
High-net-worth separate account assets	33,225	30,514	9%	24,565	35%
Retail managed account assets	57,403	52,114	10%	44,584	29%
Total	$387,013	$363,739	6%	$318,671	21%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.

(2) Includes assets in NextShares funds.

(3)  Reflects the reclassification from institutional separate accounts to open-end funds of $2.1 billion of managed assets of Calvert Equity Portfolio sub-advised by Atlanta Capital upon the Company’s acquisition of the business assets of Calvert Investments on December 30, 2016.

(4) Includes privately offered equity, fixed income and floating-rate income funds and CLO entities.

(5) Includes unit investment trusts.

				Attachment 9
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate(1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2017	2017	Change	2016	Change
Eaton Vance Management(2)(3)	$154,985	$148,562	4%	$139,644	11%
Parametric(3)	201,493	185,770	8%	160,831	25%
Atlanta Capital(3)(4)	20,631	19,542	6%	18,196	13%
Calvert Research and Management(4)	9,904	9,865	0%	-	NM
Total	$387,013	$363,739	6%	$318,671	21%

(1) Consolidated Eaton Vance Corp. See Attachment 11 for managed assets and flows of 49 percent-owned Hexavest Inc.

(2) Includes managed assets of wholly owned subsidiaries and Eaton Vance-sponsored funds and accounts managed by Hexavest and unaffiliated third-party advisers under Eaton Vance supervision.

(3)  In the second quarter of fiscal 2017, the Company reclassified among investment affiliates certain managed assets. The above presentation of prior period results has been revised for comparability purposes.  The reclassification does not affect total consolidated assets under management for any period.

(4)  Consistent with the Company's policies for reporting the managed assets and flows of investment portfolios for which multiple Eaton Vance affiliates have management responsibilities, the managed assets of Atlanta Capital indicated above include the assets of Calvert Equity Portfolio, for which Atlanta Capital serves as sub-adviser.  The total managed assets of Calvert Research and Management, including assets sub-advised by other Eaton Vance affiliates, were $12.1 billion and $11.9 billion as of April 30, 2017 and January 31, 2017, respectively.

Attachment 10
Eaton Vance Corp.
Average Annualized Management Fee Rates by Investment Mandate(1)(2)
(in basis points on average managed assets)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2017	Q2 2017
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2017	2017	2016	Q1 2017	Q2 2016	2017	2016	Change
Equity(3)	62.1	62.8	63.1	-1%	-2%	62.4	62.4	0%
Fixed income(3)	38.5	38.9	40.1	-1%	-4%	38.7	40.5	-4%
Floating-rate income(3)	51.6	52.0	52.0	-1%	-1%	51.8	51.9	0%
Alternative(3)	63.2	62.9	63.2	0%	0%	63.0	62.9	0%
Portfolio implementation	14.5	14.6	14.9	-1%	-3%	14.6	15.1	-3%
Exposure management	5.1	5.2	5.4	-2%	-6%	5.1	5.3	-4%
Consolidated average
annualized fee rates	34.7	35.1	36.1	-1%	-4%	34.9	36.3	-4%

(1)   Excludes performance fees received, which were negligible for both the three months ended April 30, 2017 and April 30, 2016, $0.2 million for the three months ended January 31, 2017 and $0.1 million for both the six months ended April 30, 2017 and April 30, 2016.

(2)  In the second quarter of fiscal 2017, the Company modified its methodology for calculating average annualized management fee rates for quarterly periods to remove the effect of variations in the number of days in a given quarter.  The above presentation of prior period results has been revised for comparability purposes.  The revised methodology does not affect the calculation or presentation of average management fee rates for fiscal year periods.

(3)   In the second quarter of fiscal 2017, the Company reclassified among investment mandates certain managed assets. The above presentation of prior period results has been revised for comparability purposes.  The reclassification does not affect overall average management fee rates for any period.

Attachment 11
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2017	2017	2016	2017	2016
Eaton Vance distributed:
Eaton Vance sponsored funds – beginning of period(1)	$255	$231	$205	$231	$229
Sales and other inflows	13	20	5	33	11
Redemptions/outflows	(19)	(8)	(4)	(27)	(25)
Net flows	(6)	12	1	6	(14)
Market value change	13	12	20	25	11
Eaton Vance sponsored funds – end of period	$262	$255	$226	$262	$226
Eaton Vance distributed separate accounts –
beginning of period(2)	$2,666	$2,492	$2,344	$2,492	$2,440
Sales and other inflows	121	149	22	270	26
Redemptions/outflows	(826)	(54)	(25)	(880)	(34)
Net flows	(705)	95	(3)	(610)	(8)
Market value change	177	79	216	256	125
Eaton Vance distributed separate accounts – end of period	$2,138	$2,666	$2,557	$2,138	$2,557
Total Eaton Vance distributed – beginning of period	$2,921	$2,723	$2,549	$2,723	$2,669
Sales and other inflows	134	169	27	303	37
Redemptions/outflows	(845)	(62)	(29)	(907)	(59)
Net flows	(711)	107	(2)	(604)	(22)
Market value change	190	91	236	281	136
Total Eaton Vance distributed – end of period	$2,400	$2,921	$2,783	$2,400	$2,783
Hexavest directly distributed – beginning of period(3)	$11,538	$11,021	$10,533	$11,021	$11,279
Sales and other inflows	274	327	173	601	303
Redemptions/outflows	(201)	(404)	(442)	(605)	(771)
Net flows	73	(77)	(269)	(4)	(468)
Market value change	454	594	1,171	1,048	624
Hexavest directly distributed – end of period	$12,065	$11,538	$11,435	$12,065	$11,435
Total Hexavest managed assets – beginning of period	$14,459	$13,744	$13,082	$13,744	$13,948
Sales and other inflows	408	496	200	904	340
Redemptions/outflows	(1,046)	(466)	(471)	(1,512)	(830)
Net flows	(638)	30	(271)	(608)	(490)
Market value change	644	685	1,407	1,329	760
Total Hexavest managed assets – end of period	$14,465	$14,459	$14,218	$14,465	$14,218

(1)  Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is adviser or sub-adviser. Eaton Vance receives management revenue (and in some cases also distribution revenue) on these assets, which are included in the Eaton Vance consolidated results in Attachments 5 through 9.

(2)  Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest.  Eaton Vance receives distribution revenue, but not management fees, on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5 through 9.

(3)  Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no management fees or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5 through 9.